COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
 IN DREYFUS PREMIER CALIFORNIA MUNICIPAL BOND FUND CLASS
 A SHARES AND THE LEHMAN BROTHERS MUNICIPAL BOND INDEX


 EXHIBIT A:


                                             DREYFUS
   PERIOD       LEHMAN BROTHERS        PREMIER CALIFORNIA
                   MUNICIPAL           MUNICIPAL BOND FUND
                  BOND INDEX *          (CLASS A SHARES)

   1/31/89                 10,000                      9,547
   1/31/90                 10,803                     10,293
   1/31/91                 11,802                     11,266
   1/31/92                 13,089                     12,394
   1/31/93                 14,376                     13,606
   1/31/94                 16,138                     15,459
   1/31/95                 15,564                     14,788
   1/31/96                 17,907                     16,880
   1/31/97                 18,594                     17,439
   1/31/98                 20,474                     19,056
   1/31/99                 21,835                     20,083


* Source: Lehman Brothers